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                                                                      EXHIBIT 12

                         YORK INTERNATIONAL CORPORATION

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
(dollar amounts in thousands)                         1998            1999           2000           2001           2002
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
Earnings before taxes and cumulative
      effect of accounting change                 $   187,303    $    118,082    $   120,969    $    36,965    $   106,891
Distributed income of equity affiliates                   542           1,035          4,782          2,939          2,089
Interest expense, net                                  41,527          61,150         81,587         67,150         48,485
Interest component of rental expense                   10,948          13,513         13,454         14,455         13,912
Less: Equity in earnings of affiliates                   (126)         (5,660)        (6,368)        (2,444)        (4,180)
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                                                  $   240,194    $    188,120    $   214,424    $   119,065    $   167,197
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Interest expense, net                             $    41,527    $     61,150    $    81,587    $    67,150    $    48,485
Interest component of rental expense                   10,948          13,513         13,454         14,455         13,912
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                                                  $    52,475    $     74,663    $    95,041    $    81,605    $    62,397
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Fixed charge coverage ratio                               4.6             2.5            2.3            1.5            2.7
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